UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2016

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 1300 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 640-3838

Not Applicable
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events

On September 30, 2016, Glowpoint, Inc. (the “Company”) entered into a settlement agreement with UTC Associates Inc. (“UTC”) related to claims that have been or could have been asserted against one another, including but not limited to claims in the litigation styled UTC Associates Inc. v. Glowpoint Inc., pending before the United States District Court for the Southern District of New York (No. 1:15-cv-05795-VEC) (the “Litigation”). The Litigation involved allegations that Glowpoint failed to pay amounts allegedly due under a Technology Development & Operations Outsourcing arrangement dated June 30, 2010.

Pursuant to the Settlement Agreement, (i) the Company paid $325,000 to UTC on September 30, 2016; (ii) the Company and UTC entered into a new services agreement pursuant to which the Company will purchase services from UTC subject to certain terms and conditions set forth therein; and (iii) the Company will issue shares of the Company’s common stock to UTC. Upon payment and delivery of the foregoing, both the Company and UTC will dismiss their respective claims in the Litigation, and each party has released the other party of all potential claims against the other party, including those that were or could have been asserted in the Litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2016

GLOWPOINT, INC.

	By:	/s/ David Clark
David Clark
Chief Financial Officer